EXHIBIT (d)(5)

CONSENT AGREEMENT

	AGREEMENT dated as of the 3rd day of July, 2001 among Systems Holding, Inc., a Delaware corporation (hereinafter referred to as "Holdco"), Electronic Retailing Systems International, Inc., a Delaware corporation (hereinafter referred to as "Parent"), and Electronic Retailing Systems International, Inc., a Connecticut corporation (hereinafter referred to as the "Subsidiary").

W I T N E S S T H:

	WHEREAS, on or about July 6, 2000 the Parent has issued certain 10% Guaranteed Secured Notes due August 1, 2001 (together with all further promissory notes subsequently issued pursuant thereto, or pursuant to such subsequent notes, on account of interest thereunder, and any additional notes executed in exchange for or replacement of such notes, hereinafter referred to, collectively, as the "10% Notes"), and certain 8% Guaranteed Secured Notes due August 1, 2004 (together with all further promissory notes subsequently issued pursuant thereto, or pursuant to such subsequent notes, on account of interest thereunder, and any additional notes executed in exchange for or replacement of such notes, hereinafter referred to as the "8% Notes");

WHEREAS, the 10% Notes and the 8% Notes have been guaranteed by the Subsidiary pursuant to a Guaranty Agreement dated as of July 6, 2000 (hereinafter referred to as the "Guaranty Agreement") executed by the Subsidiary and acknowledged by the Parent, and have been secured under the Conditional Assignment and Security Agreement dated as of July 6, 2000 (hereinafter referred to as the "Security Agreement") executed to United States Trust Company of New York, as collateral agent (hereinafter referred to as the "Collateral Agent"), by the Parent and the Subsidiary; and

	WHEREAS, Holdco has proposed to acquire certain 10% Notes, and obtain an option (hereinafter referred to as the "Option") to acquire certain 8% Notes, pursuant to the terms set forth in certain letters, copies of which Holdco has delivered to the Parent and Subsidiary;

	WHEREAS, the Parent and the Subsidiary have determined that it is advisable and in their respective best interests for Holdco to acquire such 10% Notes, and obtain the option to acquire such 8% Notes, as aforesaid; and

	WHEREAS, Holdco, or its principals, have delivered to the Parent a proposal dated April 30, 2001 to acquire, for cash, the shares of common stock, $.01 par value (hereinafter referred to as the "Parent Common Stock"), of Parent not contributed to Holdco, through the merger (hereinafter referred to as the "Merger") into Parent of a subsidiary of Holdco pursuant to a merger agreement (hereinafter referred to as the "Merger Agreement") among the Parent, Holdco and such subsidiary;

	NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

SECTION I

CONSENTS

A.	Initial Proposed Consents. Each of the Parent and the
Subsidiary hereby consents to and agrees to effectuate the amendment, effective immediately upon receipt by Holdco of consents thereto by the Super-Required Holders (as defined in the Securities Agreement), of each of the 10% Notes, and of each of the 8% Notes, so that: (a) Paragraph (b) of Section 6.4 thereof shall be modified by deleting the phrase "to the reasonable satisfaction of the Required Holders, confirmation of which the Required Holders shall not unreasonably withhold or delay upon request of the Maker;" and substituting in lieu thereof the following: "pursuant to the following provisions (or provisions in all material respects with equivalent effect thereto):

This indebtedness, and the payment thereof (including, without limitation, the payment of the principal hereof, any premium thereon and all interest under, and all other liabilities due under or with respect thereto), shall be subordinate in all respects in right of payment to, and may not be paid (absolutely or contingently, in whole or in part, before or after a bankruptcy or insolvency of the maker) until subsequent to, the prior and indefeasible payment in full of any and all principal of, premium on, interest under, and other liabilities due under or with respect to any and all 8% Guaranteed Secured Notes issued by the maker on or about July 6, 2000 (together with all further promissory notes subsequently issued pursuant thereto
[or pursuant to any such further notes] on account of interest thereunder, and any additional notes executed and delivered by the maker in exchange or replacement of such notes, respectively).

; provided, however, that, subject to the occurrence of the Initial Closing (as defined under those certain Letters of Transmittal executed to Systems Holding, Inc. by the Required Holders) up to $500,000 of unsecured indebtedness for borrowed money to Holdco may be incurred by the Maker free of any restriction under this clause (i), and if the Initial Closing does not occur on or prior to the date specified under such Letters of Transmittal such indebtedness shall be subordinated as hereinabove provided."; and

	(b)	Section 11 thereof is amended by adding the phrase
"Notwithstanding the foregoing, any documents or other materials furnished pursuant to Section 6.3 hereof may be sent by first class mail, postage prepaid; and any signature, in the name and on behalf of the Maker (or any attestation thereof) on any Supplemental Note, or any Note delivered in exchange for or in replacement of this Note, or on any amendment or supplement thereto, may be affixed by the Maker in facsimile form (provided the corporate seal of the Maker is affixed thereon).

For purposes of this Agreement, the foregoing amendments under this Paragraph A are referred to, collectively, as the "Initial
Proposed Amendments".

B.	Closing Proposed Consents. Each of the Parent and the
Subsidiary undersigned hereby consents to and agrees to effectuate the amendment, effective immediately prior to the Initial Closing (as hereinafter defined), and following the receipt of consents thereto by the Super-Required Holders, of:

(i) each of the 10% Notes, so that: (a) Sections 6.2,
6.3 and 6.4 thereof are deleted in their entirety; (b) all references to each of the Guaranty Agreement, the Subsidiary Guarantor, the Security Agreement and any Collateral Event of Default contained in Sections 8.1 and 8.2 thereof shall be deleted; (c) a reference to ", unless the holder or holders thereof shall have waived such default after its occurrence" shall be added to Paragraph (f) of Section 8.1 thereof after the first reference therein to "Additional Notes"; (d) the text following the caption of Section 16 thereof shall be deleted in its entirety and the phrase "Notwithstanding any other provision contained in this Note or elsewhere, this Note shall not be guaranteed pursuant to the Guaranty Agreement nor secured by the provisions of the Security Agreement." inserted in lieu thereof; and (v) so as to confirm that each Supplemental Note referenced under any 10% Note shall be substantially in the form of the underlying note, as amended hereby;

(ii)	each of the 8% Notes, so that: (a) Section 6.3
thereof is deleted in its entirety; (b) a reference to ", unless the holder or holders thereof shall have waived such default after its occurrence" shall be added to Paragraph (f) of Section 8.1 thereof after the first reference therein to "Notes" and each reference to "or the Additional Notes" contained in said paragraph shall be deleted; and (c) Section 16 thereof is amended by adding at the end thereof the phrase "Notwithstanding the foregoing or any other document or agreement, the second sentence of paragraph
(b) of Section 2.3 of the Security Agreement shall not be construed to constrain the exercise or conversion of any NewCheck Securities (as defined thereunder) in accordance with its terms (provided that any securities or other property issued upon such exercise or conversion shall continue to constitute NewCheck Securities [or proceeds thereof] thereunder).";

(iii) the Guaranty Agreement, so as: (a) to modify the definition of "Notes" thereunder to refer solely to the "8% Notes" (as defined thereunder); and (b) to delete the reference under clause (ii) of Section 1.1 thereof to "and the Security Agreement (as defined in the Notes)" and substitute in lieu thereof a reference to "and (solely insofar as securing the payment and performance of the 8% Notes) the Security Agreement (as defined in the Notes)"; and

(iv) the Security Agreement, so as: (a) to modify the definition of "Notes" thereunder to refer solely to the 8% Notes (as defined thereunder); (b) to delete the period at the end of the second sentence of Paragraph (b) of Section 2.3 thereof and add in lieu thereof a reference to "; and provided, that the foregoing covenant shall not constrain the exercise or conversion of any NewCheck Securities in accordance with its terms (it being acknowledged that any securities or other property issued upon such exercise or conversion shall continue to constitute NewCheck Securities [or proceeds thereof] hereunder)." ; and (c) to delete clause (b)(y) of Section 3.1 thereof.

For purposes of this Agreement: (x) the foregoing amendments under this Section 4.2 are referred to, collectively, as the "Closing Proposed Amendments"; and (y) the "Initial Closing" shall mean the effectiveness of the assignment and transfer to Holdco of 10% Notes by the Required Holders thereof (as such term is defined in the 10% Notes), prior notice of the time and date of which Holdco shall deliver to the Parent and the Subsidiary.

C.	Additional Proposed Consents. Subject to the exercise
of the Option and following the receipt (prior or subsequent to such exercise) of the consents thereto by the Super-Required Holders, each of the Parent and the Subsidiary hereby consents to and agrees to effectuate the amendment, effective immediately prior to the Option Closing (as hereinafter defined), of:

(i)	each of the 8% Notes, so that: (a) Sections 6.2,
6.3 and 6.4 thereof are deleted in their entirety; (b) all references to each of the Guaranty Agreement, the Subsidiary Guarantor, the Security Agreement and any Collateral Event of Default contained in Sections 8.1 and 8.2 thereof shall be deleted; (c) the text following the caption of Section 16 thereof shall be deleted in its entirety and the phrase "Notwithstanding any other provision contained in this Note or elsewhere, this Note shall not be guaranteed pursuant to the Guaranty Agreement nor secured by the provisions of the Security Agreement." inserted in lieu thereof; and (d) so as to confirm that each Supplemental Note referenced under any 8% Note shall be substantially in the form of the underlying note, as amended hereby;

(ii)	the Guaranty Agreement, so as to delete Sections 1
and 2 thereof in their entirety; and

(iii)	the Security Agreement, so as to delete Sections
II and III in their entirety.

For purposes of this Agreement: (x) the foregoing amendments under this Paragraph C are referred to, collectively, as the "Additional Proposed Amendments"; and (y) the "Option Closing" shall mean the effectiveness of the assignment and transfer to Holdco of 8% Notes by the Required Holders thereof (as such term is defined in the 8% Notes), prior notice of the time and date of which Holdco shall deliver to the Parent and the Subsidiary.

	D.	Form of Amendment. The parties acknowledge that the
Parent and the Subsidiary do not pursuant to this Agreement require any particular form of amendment or other document effectuating any of the Initial Proposed Amendments, the Closing Proposed Amendments or the Additional Proposed Amendments, and agree that any such form effectuating the substance thereof shall be acceptable; and agree to enter into any form of amendment or other document effectuating the substance thereof.

SECTION II

CONTINGENT ISSUANCE

	A.	Contingent Issuance. The Parent hereby agrees that, in
the event: (x) the Initial Closing shall occur; and (y) Holdco and the Parent shall not have entered into the Merger Agreement on or prior to December 31, 2001, the Merger Agreement shall be terminated by any party prior to closing thereunder, or the Merger shall not have been consummated on or prior to December 31, 2001, then, in exchange for the assignment to the Parent of the benefits of Holdco's rights to purchase any or all of the 8% Notes for a price to the holder, in each case, equal to $500 per $1,000 principal amount of such notes (plus 50% of the accrued on unpaid interest thereon), the Parent shall issue, as and when directed by Holdco, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (and subject to reliance by the Parent on such reasonable representations and agreements from the recipients as shall reasonably support such exemption), a number of shares (hereinafter referred to as the "New Securities") of Parent Common Stock equal (after giving effect to such issuance) to the product obtained by multiplying: (x) an aggregate of five percent of the outstanding Parent Common Stock, on a fully-diluted basis, by (y) a fraction, the numerator of which shall be the aggregate principal amount of all 10% Notes theretofore acquired by Holdco or its assigns and the denominator of which shall be the aggregate principal amount of all 10% Notes.

	B	New Securities. In the event that, after the issuance
of the New Securities, any party offers to acquire, directly or indirectly, a "controlling interest" in the Parent, the Parent shall use its best efforts to ensure that such offer is not accepted until the offeror shall first, by written notice, have offered to purchase from the holders of all New Securities their entire interest in the New Securities on the same terms per share and the same price per share applicable to the "controlling interest" proposed to be sold. Such holders shall have the right and option, in their respective sole discretion, to sell such interest upon such terms by giving written notice of such election to the Parent and such offeror within 30 days after the receipt of the applicable offer pursuant to this Paragraph B. For purposes hereof, a "controlling interest" shall entail the possession, direct or indirect of the power of cause the direction of the management and policies of the Parent, whether through ownership of voting securities, or otherwise. The Parent agrees to enter into such additional agreements for the benefit of the holders or prospective holders of New Securities reasonably in evidence of its commitments under this Paragraph B.

SECTION III

FOREBEARANCE

	Holdco hereby agrees that, in the event it acquires a sufficient number of 10% Notes so as to constitute the Required Holder thereunder, any and all defaults thereunder, now or hereafter arising, are hereby waived until such time as Holdco, in its sole discretion, delivers notice of revocation of its waiver hereunder, in whole or in part.

SECTION IV

MISCELLANEOUS

A.	Notices. All notices, requests or instruction hereunder
shall be in writing and delivered personally, sent by registered or certified mail, postage prepaid, by telecopy (or like transmission) or by express mail by a reputable courier, as follows:

			(1)	if to the Parent of or the Subsidiary:

				488 Main Avenue
				Norwalk, Connecticut 06851-1007

				Attention: President

 (2)	if to Holdco:

				488 Main Avenue
				Norwalk, Connecticut 06851

	Attention: Chairman of the Board

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices and other communications given to any party hereto in accordance with the provisions hereof shall be deemed to have been given on the date of receipt, provided that any notice or other communication that is received other than during regular business hours of the recipient shall be deemed to have been given at the opening of business on the next business day of the recipient.

B.	Entire Agreement. This Agreement and the documents
referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and supersede all prior understandings, arrangements and agreements with respect to the subject matter hereof. No modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

C.	Modification. This Agreement may not be amended or
modified except by a written instrument signed by each of the parties thereto.

D.	Further Action. Each of the parties hereto shall use
such party's reasonable best efforts to take such actions as may be necessary or reasonably requested by the other parties hereto to carry out and consummate the transactions contemplated by this Agreement.

	E.	Expense. Each of the parties hereto shall bear such
party's own expenses in connection with this Agreement and the transactions contemplated hereby.

F.	Governing Law. This Agreement shall be governed by and
construed in accordance with the laws of the State of Connecticut applicable in the case of agreements made and to be performed entirely within such state.

G.	Assignment. This Agreement and all of the provisions
hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Parent and the Subsidiary hereby acknowledge that Holdco may assign any and all rights to acquire the 10% Notes and/or the 8% Notes, and related arrangements, to one or more of its stockholders and, accordingly, the rights of Holdco hereunder shall inure to the benefit thereof, respectively, and be enforceable thereby.

	H.	Counterparts. This Agreement may be executed in
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above-written.

							SYSTEMS HOLDING, INC.


							By s/Norton Garfinkle
						       ----------------------------
								Norton Garfinkle
								Chairman of the Board

							ELECTRONIC RETAILING SYSTEMS
							 INTERNATIONAL, INC., a
 Delaware corporation

							By s/Norton Garfinkle
							   ---------------------------
								Norton Garfinkle
								Chairman of the Board

							ELECTRONIC RETAILING SYSTEMS
 INTERNATIONAL, INC., a
					 Connecticut corporation

							By s/Norton Garfinkle
							   ---------------------------
								Norton Garfinkle
								Chairman of the Board





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corp\ers\agreent\systems holding info stmt